                                                                EXHIBIT 10(19)






                            Directors' and Officers'
                                      and
                              Errors and Omissions
                                   Liability



                       QUOTA SHARE REINSURANCE AGREEMENT

                                   issued to


                             WESTERN SURETY COMPANY
                           A South Dakota Corporation



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ARTICLE                            CONTENTS                        PAGE
-------                            --------                        ----

   I      Business Covered                                           1

   II     Net Retained Lines                                         1
          Limits
          Maximum Limits of Liability

   III    Commencement                                               2
          Termination
          Termination on Cut-Off Basis
          Commutation Option
          Special Termination

   IV     Territory                                                  3

   V      Exclusions                                                 3

   VI     Premium and Commission                                     3

   VII    Reinsurer's Liability                                      3
          Reinsurer to Follow Company                                4

   VIII   Accounts and Statistical Reports                           4

   IX     Funding of Reserves                                        4

   X      Losses and Loss Settlements                                5
          Cash Losses                                                6
          Definition of Occurrence

   XI     Extra Contractual Obligations                              6

   XII    Taxes                                                      6

   XIII   Currency                                                   7

   XIV    Access to Records                                          7

   XV     Errors and Omissions                                       7

   XVI    Insolvency                                                 7

   XVII   Arbitration                                                8

   XVIII  Offset Clause                                              8

   XIX    Choice of Law                                              9

                          Directors' and Officers' and
                         Errors and Omissions Liability
                       QUOTA SHARE REINSURANCE AGREEMENT

                                   issued to

                             WESTERN SURETY COMPANY
                           A South Dakota Corporation
                   (hereinafter referred to as the "Company")
                                       by
                        UNITED CAPITOL INSURANCE COMPANY
                            A Wisconsin Corporation
                  (hereinafter referred to as the "Reinsurer")



                                   ARTICLE I

Business Covered

The Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept as reinsurance from the Company the net retained liability which may accrue to the Company under all policies, binders, contracts and agreements of insurance whether oral or written (hereinafter called "policies") written by the Company during the continuance of this Agreement and covering insurance underwritten by United Capitol Managers, Inc. and classified by the Company as Directors' and Officers' ("D&O") and Errors and Omissions ("E&O") Liability insurance. The reinsurance agreement does not cover notary public, tax preparer or agent's E&O insurance underwritten by the Company and its agents.


                                   ARTICLE II

Net Retained Lines

This Agreement applies only to that portion of any insurance covered by this Agreement which the Company retains net for its own account and in calculating the amount of any loss hereunder only loss or losses in respect of that portion of any insurance which the Company retains net for its own account shall be included. It being understood and agreed that the Reinsurer's Liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurance whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurer or otherwise.

Limits

The Reinsurers shall accept as Quota Share reinsurance 100% of the net retained liability of the Company as respects D&O and E&O insurance.

Maximum Limits of Liability

The Company shall limit the maximum policy issued subject to this Treaty to $5,000,000. This limit may be increased and made subject to this agreement as a special acceptance, by mutual agreement of both parties. The Company may also increase these limits by use of facultative reinsurance or increased net retention by the Company.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 2


                                 ARTICLE III

Commencement

This Agreement shall take effect 12:01 A.M., Central Standard Time, August 15, 1994 and shall apply to all losses occurring on and after this date in respect of new and renewal business written on and after this date and shall remain continuously in force, unless cancelled in accordance with the Termination or Special Termination provisions of this Agreement.

Termination

This Agreement may be terminated by either party by giving 90 days notice in writing by certified mail to the other party to take effect 12:01 A.M., Local Standard Time August 15, 1994 or any August 15 thereafter.

Notwithstanding the options available solely to the Company, termination of this Agreement shall be on a run-off basis and the Reinsurer shall remain liable as respects business in-force at the date of termination for losses occurring subsequent thereto; however, the liability of the Reinsurer shall cease at the expiration of the business in-force at the time of cancellation but not to extend beyond twelve months, plus odd time, after the date of termination. Special acceptances exceeding twelve months plus odd time may be agreed to by the Reinsurer.

Termination on Cut-Off Basis

Solely at the option of the Company, this Agreement may be terminated on a cut-off basis, and the Reinsurer shall incur no liability for losses occurring subsequent to the effective date of termination. Should the Company exercise its option to terminate this Agreement on a cut-off basis, the Company shall prepare a statement of the unearned premium, calculated on the daily pro rata basis, and the Reinsurer shall return to the Company such unearned premium less the ceding commission stated in Article VI.

Commutation Option

Solely at the option of the Company, the Company may reassume from the Reinsurer the losses outstanding under this Agreement at the date of termination. Should the Company exercise this option, a settlement shall be made by the Reinsurer to the Company based on the Company's estimate of losses outstanding as of the date of termination. Such payment shall be considered final by mutual agreement of the parties hereto. Otherwise, further periodic adjustments shall be made so that the total amounts paid by the Reinsurer shall equal the actual loss settlement made by the Company for losses outstanding as of the date of termination.

Special Termination

It is understood and agreed that should at any time the Company or the Reinsurer lose 20% or more of its policyholders' surplus, become insolvent, or be placed in conservation, rehabilitation or liquidation, or have a receiver appointed, or be acquired or controlled by, merged with, or reinsure its entire business with any other company or corporation, the other party shall have the right to terminate this Agreement forthwith upon the giving of thirty (30) days notice in writing, which shall be in accordance with the termination provisions of this Article.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 3



This Agreement may be terminated by the Company on a cut-off basis should the Reinsurer's rating by A.M. Best Company be lowered a letter grade or more. The Company shall have the right to exercise its option to commute the losses outstanding under this Agreement at the date of any termination under this paragraph pursuant to the commutation provisions set forth above. Thirty (30) days written notice by the Company shall be given to the Reinsurer by Certified Mail.

If any law or regulation of the federal or state or local government of any jurisdiction in which the Company is doing business shall render illegal the arrangements made in this Agreement, this Agreement can be terminated immediately insofar as it applies to such jurisdiction by the Company giving notice to the Reinsurer to such effect.

                                   ARTICLE IV

Territory

The liability of the Reinsurer under this Agreement shall be limited to losses located in the United States of America, its territories and possessions, including U.S. Embassies and Military Bases outside the United States of America and Canada.

                                   ARTICLE V

Exclusions

This agreement shall exclude business accepted by the Company as assumed reinsurance.


                                   ARTICLE VI

Premium and Commission

The Company shall cede to the Reinsurer 100% of the original net written premium charged by the Company for the business covered hereunder. The Reinsurer shall allow the Company a commission equal to 30%. The commission allowances shall cover direct commissions, premium taxes of all kinds, local board assessments, and all other expenses and charges whatsoever based upon premium (except losses and loss adjustment expenses) ceded under this Agreement.

The term "original net written premium" shall be understood to mean all written premium subject to this Treaty less cancellations, returns, and premiums paid to the Company's facultative reinsurers (if any).


                                  ARTICLE VII

Reinsurer's Liability

The liability of the Reinsurer shall commence obligatorily and simultaneously with that of the Company; the premium on account of such liability shall be credited to the Reinsurer form the original date of the Company's liability.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 4



Reinsurer to Follow Company

All reinsurances for which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same rates, terms, conditions, interpretations adopted by the Company, waivers, modifications, alterations, and cancellations, as the respective insurances of the Company to which such reinsurances relate. The true intent of this Agreement is that the Reinsurer shall in every case to which the Agreement applies and in the proportion specified, follow the fortunes of the Company.


                                  ARTICLE VIII

Accounts and Statistical Reports

The Company shall render a monthly account to the Reinsurer within thirty (30) days after the close of each month, summarizing premium, return premium, allowance for commission, losses paid, loss adjustment expenses paid and salvage recovered, and showing the net balance due from either party. Balances shall be paid by the debtor party within forty-five (45) days following the end of the quarter.

The Company agrees to furnish unearned premium and outstanding loss figures monthly as soon as possible after the close of the corresponding month, and the customary year end statistics for completion of the Reinsurer's annual statement within thirty (30) days after the close of the calendar year.


                                   ARTICLE IX

(Applies only to the Reinsurer when it does not qualify for full credit as admitted reinsurance by any State or any other governmental authority having jurisdiction over the Company's reserves.)

Funding of Reserves

As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the South Dakota Insurance Division or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of unearned premium and known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto (excluding reserves for losses incurred but not reported ("IBNR")), as shown in the statement prepared by the Company, by either funds withheld or cash advances deposited with a bank or trust company pursuant to the terms of a separate Trust Agreement. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities involved.

Notwithstanding any other provision of this Agreement, the Company or its successors in interest may draw upon such reserve funding at any time without diminution because of the insolvency of the Company or of the Reinsurer for one or more of the following purposes only, unless otherwise provided for in a separate Trust Agreement:

     (a) To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by the Agreement, the payment of which has been agreed by the reinsurer and which has not otherwise been paid.

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WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 5



     (b) To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

     (c) To establish a deposit of the Reinsurer's share of unearned premium and known and reported outstanding losses and allocated expenses relating thereto excluding reserves for losses incurred but not reported under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer.

     (d) To pay or reimburse the Company for the Reinsurer's share of any other amounts which are due the Company under the terms of this Agreement, but not to include IBNR.

The bank or trust company holding any cash advance pursuant to a separate Trust Agreement shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of adjusting the amount of any cash funding, of the Reinsurer's share of unearned premium and known and reported outstanding losses and allocated expenses relating thereto excluding reserves for losses incurred but not reported. If the statement shows that the Reinsurer's share of such unearned premium and losses and allocated loss expenses excluding reserves for losses incurred but not reported exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, increase any cash funding by the amount of such difference. If, however, the statement shows that the Reinsurer's share of unearned premium and known and reported outstanding losses and allocated loss expenses relating thereto, excluding reserves for losses incurred but not reported is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by reducing any cash funding by the amount of such difference.


                                   ARTICLE X

Losses and Loss Settlements

The Company or its designated representatives shall adjust, settle or compromise all losses hereunder. All such adjustments, settlements and compromises, including ex-gratia payments shall be binding on the Reinsurer, in proportion to its participation and the Reinsurer shall benefit proportionately in all salvage, subrogation and recoveries.

The Reinsurer shall bear its proportionate share of all loss adjustment expenses incurred by the Company, (but not including office expenses or salaries of and expenses incurred by the Company's regular employees) in the investigation, adjustment, appraisal or defense of all claims under policies reinsured hereunder and the Reinsurer shall receive its proportionate share of any and all recoveries of such expense, excluding office expenses or salaries of and expenses incurred by the Company's regular employees.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 6



Cash Losses

It is understood that when the amount of loss paid by the Company under policies subject to this Agreement as a result of any one occurrence exceeds $100,000, the Reinsurer's share will, at the option and demand of the Company, be paid by special remittance immediately, but the Reinsurer shall have the right to deduct from such special remittance any overdue balance due the Reinsurer by the Company. Any special remittance made pursuant to this provision is to be credited to the Reinsurer in the account in which the paid loss appears.

Definition of Occurrence

Occurrence, as used herein, shall be defined as a loss or losses per insured.


                                   ARTICLE XI

Extra Contractual Obligations

This Agreement shall protect the Company, within the limits hereof, where the loss includes any Extra Contractual Obligations incurred by the Company.
"Extra Contractual Obligations" are defined as those liabilities not covered under any other provisions of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense, or in the trial of any action against its insured, or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

However, only 80% of any loss as described above may be included in the loss hereon, the remaining 20% to be retained by the Company and not reinsured in any way.


                                  ARTICLE XII

Taxes

It is understood and agreed that in consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction with respect to the premium hereon when making tax returns, other than income or profits tax returns, to the appropriate tax authorities.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 7


                                ARTICLE XIII

Currency

All payments made under this Agreement shall be in currency of the United States of America.


                                  ARTICLE XIV

Access to Records

The Reinsurer, or its duly appointed representatives, shall at all reasonable times have free access to the books and records of the Company so far as they relate to the business reinsured under this Agreement.


                                   ARTICLE XV

Errors and Omissions

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.


                                  ARTICLE XVI

Insolvency

In the event of the insolvency of the Company this reinsurance shall be payable by the Reinsurer directly to the Company or its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim.

It is agreed however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company indicating the policy reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceedings or in the receivership, and that during the pendency of such claims the Reinsurer may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator or statutory successor; that the expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be proportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Company.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 8


This reinsurance shall be payable by the Reinsurer directly to the Company, or to its liquidator, receiver, conservator or statutory successor, except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                                  ARTICLE XVII

Arbitration

As a precedent to any right of action hereunder, if any differences shall arise between the contracting parties with reference to the interpretation of this Agreement or the rights with respect to any transaction involved, whether arising before or after termination of this Agreement, such differences shall be submitted to arbitration upon the written request of one of the contracting parties.

Each party shall appoint an arbitrator within thirty (30) days of being requested to do so, and the two named shall select a third arbitrator before entering upon the arbitration. If either party refuses or neglects to appoint an arbitrator within the time specified, the other party may appoint the second arbitrator. If the two arbitrators fail to agree on a third arbitrator within thirty (30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the choice shall be made by drawing lots. All arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Agreement.

Each party shall submit its case to its arbitrator within thirty (30) days of the appointment of the third arbitrator or within such period as may be agreed by the arbitrators. All arbitrators shall interpret this Agreement as an honorable engagement rather than as merely a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law. They shall make their award with a view to effecting the general purpose of this Agreement rather than in accordance with a literal interpretation of the language.

The decision in writing of any two arbitrators, when filed with the contracting parties, shall be final and binding on both parties. Judgment upon the award rendered may be entered in any Court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. In the event that two arbitrators are chosen by one party as above provided, the expense of the arbitrators and the arbitration shall be equally divided between the two parties. Any arbitration shall take place in Sioux Falls, South Dakota unless some other place is mutually agreed upon by the contracting parties.


                                 ARTICLE XVIII

Offset Clause

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Agreement, provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of the statutes and/or regulations of the state having jurisdiction over the insolvency.

WESTERN SURETY COMPANY
Directors' and Officers' and Errors and Omissions Liability
QUOTA SHARE REINSURANCE
Effective:   August 15, 1994
Page 9



                                  ARTICLE XIX

Choice of Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of South Dakota.



                                    * * * *



Signed and accepted, effective August 15, 1994 on behalf of

Western Surety Company, "the Company"

by /s/ Joe P. Kirby, President, this 16th day of August, 1994.
   ----------------
   Joe P. Kirby
   President and CEO




Signed and accepted, effective August 15, 1994 on behalf of

United Capitol Insurance Company, "the Reinsurer"

by  /s/ Bruce A. Esselborn  , this 15th day of August , 1994.
  --------------------------
  Bruce A. Esselborn
  President and CEO